Exhibit 2

AGREEMENT OF JOINT FILING

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date: November 2, 2006

HealthCor Management, L.P.

By:	HealthCor Associates, LLC, general partner of HealthCor Management, L.P.

By:	/s/ Arthur Cohen
Name: Arthur Cohen Title: Manager

By:	/s/ Joseph Healey
Name: Joseph Healey Title: Manager

HealthCor Associates, LLC

By:	/s/ Arthur Cohen
Name: Arthur Cohen Title: Manager

By:	/s/ Joseph Healey
Name: Joseph Healey Title: Manager

/s/ Joseph Healey
Joseph Healey, Individually

/s/ Arthur Cohen
Arthur Cohen, Individually